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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 31, 1998

                              ECLIPSYS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

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
               000-24539                                  65-0632092
       (Commission File Number)                (IRS Employer Identification No.)
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                            777 East Atlantic Avenue
                                    Suite 200
                              Delray Beach, Florida
                                      33483
                    (Address of principal executive offices)

                                 (561) 243-1440
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
             (Former Name or Address, if Changed Since Last Report)


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

         On December 31, 1998 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of October 29, 1998 (the "Merger Agreement") by and among Eclipsys Corporation ("Eclipsys"), Transition Systems, Inc. ("TSI"), a Massachusetts corporation, and Exercise Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Eclipsys ("Sub"), Eclipsys acquired TSI by means of a merger (the "Merger") of Sub with and into TSI, with TSI remaining as the surviving corporation in the Merger. As a result of the Merger, TSI is now a wholly owned subsidiary of Eclipsys. TSI provides management information technology to hospitals, integrated delivery networks, physician groups and other healthcare organizations. Sub was created solely for the purpose of effecting the Merger.

         Pursuant to the Merger Agreement, each outstanding share of voting and non-voting common stock of TSI, $.01 par value per share ("TSI Common Stock"), was converted into the right to receive 0.525 shares of voting common stock of Eclipsys, $.01 par value per share ("Eclipsys Common Stock"). Based on the capitalization of TSI as of the Closing Date, TSI stockholders have the right to receive approximately 9,477,988 shares of Eclipsys Common Stock. No fractional shares are issuable in the Merger. TSI stockholders otherwise entitled to receive a fractional share will receive an amount of cash equal to such fraction multiplied by $27.206 which is the average of the last reported sales price of Eclipsys Common Stock, as reported on the Nasdaq National Market, on each of the ten trading days immediately prior to the Closing Date.

         All options to purchase TSI Common Stock outstanding immediately prior to the Merger were assumed by Eclipsys pursuant to the Merger Agreement. Eclipsys also assumed an outstanding warrant to purchase TSI Common Stock, which, pursuant to the Merger, is exercisable for approximately 156,412 shares of Eclipsys Common Stock. Eclipsys will register on a Registration Statement on Form S-8 approximately 1,792,869 shares of Eclipsys Common Stock for issuance upon the exercise of stock options formerly exercisable for shares of TSI Common Stock and approximately 14,227 shares of Eclipsys Common Stock for issuance to participants in the TSI employee stock purchase plan at the termination of the current offering period under such plan.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.

         The financial statements of TSI and HealthVISION, Inc. , a wholly owned subsidiary of TSI, set forth at pages F-47 through F-62 and F-63 through F-81, respectively, of the Joint Proxy Statement/Prospectus dated December 4, 1998 (the "Proxy Statement/Prospectus") filed as part of Eclipsys' Registration Statement on Form S-4 (File No. 333-68353), which Proxy Statement/Prospectus was filed with the Securities and Exchange Commission (the "Commission") on December 4, 1998, are


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hereby incorporated by reference herein and filed as Exhibit 99.1 hereto pursuant to Rule 12b-23(a)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b)   Pro Forma Financial Information.

         The Unaudited Pro Forma Condensed Combined Consolidated Financial statements set forth at pages 60 through 70 of the Proxy Statement/Prospectus, which Proxy Statement/Prospectus was filed with the Commission on December 4, 1998, are hereby incorporated by reference herein and filed as Exhibit 99.2 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act.

         (c)   Exhibits.

               See Exhibit Index attached hereto. The exhibits listed in the
Exhibit Index filed as part of this report are filed as part of or are included in this report.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 12, 1999                ECLIPSYS CORPORATION
                                       By:  /s/ ROBERT J. VANARIA
                                            -----------------------------
                                            Name:  Robert J. Vanaria
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

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       EXHIBIT NO.                                 Description
       -----------                                 -----------
       2.1*                  Agreement and Plan of Merger dated as of June 21, 1998, by and among Eclipsys, TSI and Sub

      23.1                   Consent of Ernst & Young LLP

      23.2                   Consent of PricewaterhouseCoopers LLP

      99.1                   Financial Statements of TSI and HealthVISION, Inc.

      99.2                   Unaudited Pro Forma Condensed Combined Consolidated Financial
                             Statements of Eclipsys and TSI

      99.3                   Press Release dated December 31, 1998

      99.4                   Amendment to the Second Amended and Restated Registration Rights
                             Agreement, dated December 31, 1998, by and among Eclipsys and certain of its stockholders

      *                      Incorporated by reference from the Registration Statement on Form
                             S-4 (File No. 333-68353) of Eclipsys
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